Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                               September 30, 2003
                     --------------------------------------
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                    $     100
   Receivables:
     Associated companies                                          21,311
     Other                                                          3,109
   Notes receivable from associated companies                      33,278
   Material and supplies                                            1,122
   Prepayments and other                                            4,291
                                                                 --------
                                                                   63,211
                                                                 --------

PROPERTY, PLANT AND EQUIPMENT:
   In service                                                     213,428
   Less: Accumulated provision for depreciation                    20,489
                                                                 --------
                                                                  192,939
   Construction work in progress                                      132
                                                                 --------
                                                                  193,071
                                                                 --------

INVESTMENTS:
   Other                                                           22,944
                                                                 --------
                                                                   22,944
                                                                 --------

DEFERRED CHARGES:
   Goodwill                                                            67
   Other                                                            3,283
                                                                 --------
                                                                    3,350
                                                                 --------

        TOTAL ASSETS                                            $ 282,576
                                                                 ========



LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Currently payable long-term debt                             $   3,293
   Notes payable to associated companies                           20,213
   Accounts payable
     Other                                                            113
     Associated companies                                             734
   Accrued taxes                                                      304
   Accrued interest                                                   731
   Other                                                              255
                                                                 --------
                                                                   25,643
                                                                 --------

CAPITALIZATION:
   Common stockholder's equity                                    112,055
   Long-term debt                                                 137,788
                                                                 --------
                                                                  249,843
                                                                 --------

DEFERRED CREDITS:
   Accumulated deferred income taxes                                3,765
   Other                                                            3,325
                                                                 --------
                                                                    7,090
                                                                 --------

        TOTAL LIABILITIES & CAPITALIZATION                      $ 282,576
                                                                 ========


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                                                                Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                                 (In Thousands)





                                          Three Months          Nine Months
                                             Ended                Ended
                                          Sept. 30, 2003      Sept. 30, 2003
                                          --------------      --------------


REVENUES                                    $   9,020            $  21,169

EXPENSES:

   Other operating expenses                     5,574               14,968
   Provision for depreciation
      and amortization                          2,855                8,490
   General taxes                                   56                  206
                                               ------               ------
        Total expenses                          8,485               23,664
                                               ------               ------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                                  535               (2,495)

NET INTEREST CHARGES:

   Interest expenses                            2,385                6,968
   Capitalized interest                            (6)                 (24)
                                              -------               ------
        Net interest charges                    2,379                6,944
                                              -------               ------

INCOME TAX BENEFIT                               (775)              (2,772)
                                              -------               ------

NET LOSS                                    $  (1,069)           $  (6,667)
                                              =======               ======